Exhibit 8

December 23, 2015

Healthcare Realty Trust Incorporated

3310 West End Avenue

Nashville, TN 37203

Re:	Healthcare Realty Trust Incorporated

Ladies and Gentlemen:

We have acted as special tax counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), in connection with the offering and sale of up to 2,500,000 additional shares of common stock, par value $0.01 per share, of the Company (the “Offering”) under that certain Controlled Equity Offering Sales Agreement, dated March 29, 2013, as amended December 23, 2015, by and between the Company and Cantor Fitzgerald & Co. (the “Agreement”). The Offering is described more fully in the prospectus supplement dated December 23, 2015 (the “Prospectus Supplement”) and the accompanying prospectus, dated February 19, 2014 (together with the Prospectus Supplement, the “Prospectus”), that form part of the Company’s effective registration statement on Form S-3 (Registration No. 333-194037) (the “Registration Statement”).

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the opinions expressed herein, we have examined and relied on the Registration Statement (including the Prospectus), the Agreement and such other documents and information provided to us by the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have relied upon the Company’s certificate dated December 23, 2015 (the “Certificate”), setting forth certain factual representations of the Company, including, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Certificate) may adversely affect the conclusions stated herein.

In our examination of the foregoing documents, we have assumed, with your consent, that as of the date hereof (i) all of the representations and statements set forth in the documents (including, without limitation, the Certificate) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms; (ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; (iii) the Company at all times will operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended and as described in the Certificate; (iv) the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland; and (v) any “Excess Shares” (defined in the Company’s Second Articles of Amendment and Restatement to be shares of a value exceeding 9.9% in value of the outstanding shares of the Company) held or deemed held by any person (pursuant to applicable rules of attribution) are deemed to have no value or voting rights.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that commencing with the Company’s taxable year ended December 31, 1993, and through the Company’s taxable year ended December 31, 2014, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its current method of operation as described in the Registration Statement (including the Prospectus) and the Certificate has enabled it, and its proposed method of operation will continue to enable it, to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015, and subsequent taxable years.

We also hereby confirm that the statements made under the captions “U.S. Federal Income Tax Considerations” and “Supplemental U.S. Federal Income Tax Considerations” in the Prospectus, insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification and taxation as a REIT under the Code depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as special tax counsel and nothing has come to our attention which calls into question the accuracy of the facts referred to herein or the representations set forth in the Certificate, we have not undertaken an independent investigation of all of the facts referred to in this opinion letter or the Certificate.

This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared for your use in connection with the Offering, and speaks as of the date hereof. This opinion letter may not be relied upon by any person other than you or for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed by the Company with the Commission on or about the date hereof, and to the reference to our firm under the heading “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP